Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

CAMAC FUND, LP,

Plaintiff,

v.	C.A. No. 2023-0817-MTZ

PAUL A. WAGNER, LAWRENCE EICHENFIELD, BARBARA K. FINCK, DONALD A. WILLIAMS, STEPHEN K. DOBERSTEIN, STEVEN KORNFELD, SCOTT BRUN, and DAVID GRYSKA,

Defendants,

and

FORTE BIOSCIENCES, INC.,

Nominal Defendant.

STIPULATION AND AGREEMENT OF

SETTLEMENT, COMPROMISE, AND RELEASE

This Stipulation and Agreement of Settlement, Compromise, and Release (the “Stipulation,” the terms of which are the “Settlement”), dated June 11, 2024, is entered into between (i) Plaintiff Camac Fund, LP (“Camac” or “Plaintiff”); (ii) defendants Paul A. Wagner, Lawrence Eichenfield, Barbara K. Finck, Donald A. Williams, Stephen K. Doberstein, Steven Kornfeld, Scott Brun, and David Gryska (the “Individual Defendants”); and (iii) nominal defendant Forte Biosciences, Inc. (“Forte,” the “Company,” or “Nominal Defendant” and, together with the Individual

Defendants, “Defendants”). Plaintiff and each Defendant is referred to individually as a “Party” and collectively as the “Parties.” The Parties intend for this Stipulation to fully, finally, and forever resolve, discharge, and settle the above-captioned action (the “Action”) and the Released Claims (as defined below), subject to the approval of the terms and conditions of the Stipulation by the Court of Chancery of the State of Delaware (the “Court”).

BACKGROUND

A.   On August 1, 2023, Forte announced that: (i) it had entered into a Securities Purchase Agreement dated July 28, 2023, for a private placement with certain qualified buyers, institutional accredited investors and certain executive officers, senior management, and members of the Forte Board of the Directors (the “Board”) pursuant to which the Company agreed to sell 15,166,957 shares of common stock of the Company at a purchase price of $1.006 per share, and 9,689,293 pre-funded warrants to purchase common stock at a price of $1.005 per pre-funded warrant (the “Private Placement”); (ii) the Private Placement had closed on July 31, 2023; and (iii) the gross proceeds of the Private Placement were approximately $25 million.

B.   On August 10, 2023, Camac filed a Verified Complaint (the “Original Complaint”) in this Action against the Individual Defendants and certain of the institutional investors in the Private Placement (the “Institutional Investors”). In the

Original Complaint, Camac alleged that the Individual Defendants breached their fiduciary duties in connection with the Private Placement because the sole purpose of the Private Placement was to entrench the Board and prevent Camac’s two nominees (Michael G. Hacke and Chris McIntyre) from winning election to Forte’s eight-member Board at the 2023 annual meeting of stockholders scheduled for September 19, 2023. Camac further alleged that prior decisions of the Board, including with respect to adopting a stockholder rights agreement, expanding the size of the Board and adding new directors, adopting severance agreements for Forte’s officers in the event of a change-in-control, and initiating an at-the-market offering of Forte stock, supported Camac’s claims.

C.   Camac also alleged that the Institutional Investors aided and abetted the alleged breaches of fiduciary duty by the Individual Defendants in connection with the Private Placement. Along with the Original Complaint, Camac filed a Motion to Expedite and Motion for Preliminary Injunction in which it asked the Court to expedite proceedings and schedule a preliminary injunction hearing in advance of the 2023 annual meeting to consider its request to enjoin the counting of votes cast by the Institutional Investors at the 2023 annual meeting.

D.   On August 16, 2023, certain of the defendants filed motions to dismiss the Original Complaint.

E.   On August 17, 2023, following briefing and oral argument, the Court issued an oral ruling granting, in part, the Motion to Expedite. The Court held that Camac was permitted to take expedited discovery but declined to schedule a preliminary injunction hearing in advance of the 2023 annual meeting. Instead, the Court ordered the Parties to confer and submit a proposed schedule for a hearing on the motions to dismiss and the motion for preliminary injunction promptly following the 2023 annual meeting.

F.   On September 1, 2023, Camac voluntarily dismissed without prejudice the Institutional Investors, specifically defendants Fred Alger Management, LLC, BVF Partners L.P., Farallon Capital Management, L.L.C., Perceptive Advisors LLC, and Tybourne Capital (US) LLC.

G.   On September 8, 2023, the Court granted the remaining parties’ Stipulation and [Proposed] Scheduling Order Governing Defendants’ Motion to Dismiss, pursuant to which Camac withdrew its request for a preliminary injunction and the parties agreed to stay all discovery pending the outcome of Defendants’ motion to dismiss the Original Complaint.

H.   On September 19, 2023, Forte held its 2023 annual meeting. Forte’s two nominees (Lawrence Eichenfield, M.D., and Paul A. Wagner, Ph.D.) won reelection to the Board.

I.   On October 23, 2023, Camac filed its Verified Amended Class Action and Derivative Complaint (the “Amended Complaint”). Count I is styled as a direct claim on behalf of a class of Forte stockholders for breach of fiduciary duty against the Individual Defendants for approving the Private Placement and the “sequencing of the Annual Meeting and record date.” Count II is styled as a derivative claim on behalf of nominal defendant Forte and its stockholders against the Individual Defendants for “wrongful dilution.” The Amended Complaint further alleges facts regarding the Board’s adoption of the rights agreement, addition of directors to the Board, adoption of severance agreements for executives, and initiation of the at-the-market offering as support for Camac’s claims.

J.   On November 3, 2023, Defendants moved to dismiss the Amended Complaint.

K.  On April 15, 2024, following briefing and oral argument, the Court denied Defendants’ motion to dismiss the Amended Complaint.

L.  On April 30, 2024, the Court entered an order granting the Parties’ Stipulation and [Proposed] Order Governing Case Schedule, which provided for expedited proceedings in advance of trial to be held on July 29-31, 2024.

M.  Expedited discovery ensued, including extensive written discovery and multiple document productions from the Parties and certain non-parties to the Action totaling over 28,000 pages.

N.   The Parties also briefed Defendants’ motion to quash third-party subpoenas that Camac had issued, which the Court denied on May 17, 2024. Camac also filed a motion to strike one of Defendants’ affirmative defenses and filed an opening brief in support thereof. Defendants filed an answering brief in response to the motion to strike on May 28, 2024.

O.   On June 4, 2024, the Parties reached an agreement-in-principle to settle the claims asserted in the Action, subject to execution of the Stipulation and related papers and Court approval, and agreed to stay proceedings while the Parties negotiated the terms of the Stipulation and finalized the Settlement. The Parties informed the Court of their agreement-in-principle the same day.

P.   Following an analysis of the strengths and weaknesses of the claims asserted in the Action, including review and analysis of the written and document discovery Camac received in the Action, Camac has determined that the terms of the Settlement are fair, reasonable, adequate, and in the best interests of the Company, the Class (defined below), and the Company’s stockholders, and that it is reasonable to pursue a settlement of the Action based upon those terms and the procedures outlined herein.

Q.   At all times, Defendants have denied, and continue to deny, all allegations of wrongdoing in the Action, including without limitation that they have committed any breaches of fiduciary duty, that they have violated Delaware law, or that Plaintiff or the Company and its stockholders have suffered any damages. Defendants expressly maintain that they have at all times complied with their fiduciary and legal duties. Although Defendants believe that they have strong defenses to the claims asserted in the Action, Defendants are entering into this Stipulation because the Settlement will eliminate the burden, expense, distraction, and uncertainties inherent in further litigation.

R.   This Stipulation (together with the Exhibits hereto), which has been duly executed by the undersigned signatories on behalf of their respective clients, reflects the final and binding agreement among the Parties concerning the Settlement, subject to Court approval.

NOW, THEREFORE, IT IS STIPULATED AND AGREED, in consideration of the benefits set forth below, and subject to the approval of the Court pursuant to Court of Chancery Rules 23 and 23.1, as amended on May 31, 2024 and effective June 14, 2024, that the Action and the Released Claims (as defined below) shall be compromised, settled, released, and dismissed with prejudice on the merits and without costs (except as provided below), subject to the following terms and conditions:

SETTLEMENT CONSIDERATION AND OTHER AGREEMENTS

1.   Class-Wide Settlement Consideration. Subject to approval of the Settlement by the Court, the Parties agree that:

(a)   The Board shall be expanded to nine seats, one incumbent director shall resign from the Board, and two (2) directors to be selected by Camac from a list of five (5) candidates to be identified by the Company shall be appointed to the Forte Board (the “Camac Nominees”).

(b)   The Board shall establish a committee of directors, which shall be less than the full Board and shall include the Camac Nominees, to evaluate strategic alternatives for the Company.

(c)   The Company shall not renew the Rights Agreement dated July 11, 2022, as amended on June 26, 2023, when it expires by its terms on July 12, 2024, and further agrees not to adopt a new rights plan for a period of three (3) years following the expiration of the Rights Agreement on July 12, 2024.

2.   Camac Standstill and Reimbursement of Out-of-Pocket Expenses.

(a)   Within three (3) days of entering into this Stipulation, Camac shall enter into a standstill and voting agreement with the Company with standard terms to be negotiated in good faith between the parties and a duration of three (3) years from the date of execution. Until such time as Camac executes the standstill and voting agreement pursuant to this Paragraph, Camac shall not nominate directors for the 2024 annual meeting or vote against management’s slate or proposals at the 2024 annual meeting.

(b)   Within three (3) days of executing the standstill and voting agreement contemplated by Paragraph 2(b) above, the Company shall pay or cause to be paid to Camac a total of $364,000.00 (U.S. Dollars) in cash via wire transfer to compensate Camac for its documented out-of-pocket expenses incurred in connection with the 2023 annual meeting and its proxy contest to nominate Messrs. Hacke and McIntyre to the Board.

RELEASE OF CLAIMS

3.   Upon the Effective Date (defined below):

(a)   Plaintiff’s and the Settlement Class’s Releases. Camac, including its principals, directors, officers, executives, limited and general partners, attorneys, heirs, assigns, transferees, and successors, and the members of the Class, defined as the class of all record holders and beneficial owners of Forte common stock who held such stock from the period of July 28, 2023, through and including September 19, 2023 (except as limited below), and their heirs, assigns, transferees, and successors, in each case solely in their capacity as holders or owners of Company common stock (the “Class” and collectively, the “Plaintiff and Settlement Class Releasors”), shall fully, finally, and forever release and discharge each and all of the Defendants and the Institutional Investors (including affiliated entities that invested in the Private Placement), and each of their respective principals, directors, officers, executives, limited and general partners, members, managers, attorneys, agents, representatives, insurers and reinsurers, heirs, assigns, transferees, and successors (the “Defendant Released Parties”), from any and all of Plaintiff’s and the Settlement Class’s Released Claims (defined below).

(b)   “Plaintiff’s and the Settlement Class’s Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule (including all claims within the exclusive jurisdiction of the federal courts, such as, but not limited to, federal securities claims), that are, have been, could have been, could now be, or in the future could, can, or might be asserted in the Action, or in any other court, tribunal, or proceeding by Plaintiff and the Settlement Class Releasors, or any other Forte stockholder, derivatively on behalf of the Company, or by Forte directly, or any direct claims that could be asserted by Plaintiff, against the Defendant Released Parties (defined above), which are based upon, arise out of, relate in any way to, or involve, directly or indirectly, any of the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that arise out of or relate in any way to the Action or any matters raised in the Action, including but not limited to Camac’s 2023 proxy contest, the Private Placement, and the 2023 annual meeting, except that the foregoing released claims do not include (i) any claims relating to the enforcement of the Settlement (including any agreements or provisions of agreements identified in this Stipulation as surviving the Settlement), (ii) any claims between Forte and/or the Individual Defendants and their respective insurers or any right to indemnification or advancement belonging to any present or former officer or director of Forte, and (iii) the claims asserted or any defenses thereto in Forte Biosciences, Inc. v. Camac Fund, LP, et al., No. 3:23-cv-02399-DCG (N.D. TX) (the “Texas Action”).

(c)   Excluded from the Class are (i) the Individual Defendants; and (ii) any Individual Defendant’s immediate family members (meaning any children, stepchildren, grandchildren, parents, stepparents, spouses, and siblings) (collectively, the “Excluded Parties” and each an “Excluded Party”).

(d)   Defendants’ Releases. Defendants, and each of their respective heirs, assigns, transferees, and successors (the “Defendant Releasors” and, together with the Plaintiff and Settlement Class Releasors, the “Releasing Parties”), shall fully, finally, and forever release and discharge each and all of Forte, Camac, and each members of the Class, and each of their respective parents, subsidiaries, affiliates, officers, directors, members or managers, and each of their respective trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, parents, subsidiaries, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managers, managing members, managing agents, heirs, assigns, transferees, successors, attorneys (including all Plaintiff’s counsel in this Action), personal or legal representatives, insurers, co-insurers, reinsurers, and associates (the “Plaintiff Released Parties”), from any and all of Defendants’ Released Claims (defined below).

(e)   “Defendants’ Released Claims” means any and all claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including, without limitation, Unknown Claims (defined below), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, or could now be asserted in the Action or in any other court, tribunal, forum, suit, action or proceeding by any of the Defendant Releasors or the Institutional Investors (including affiliated entities that invested in the Private Placement) against any of the Plaintiff Released Parties that are based upon, relate in any way to, arise out of or involve, directly or indirectly, in whole or in part, the Action or any matters raised in the Action, including but not limited to Camac’s 2023 proxy contest, the Private Placement, and the 2023 annual meeting, except that the foregoing released claims do not include (i) any claims relating to the enforcement of the Settlement (including any agreements or provisions of agreements identified in this Stipulation as surviving the Settlement), (ii) any claims between Forte and/or the Individual Defendants and their respective insurers or any right to indemnification or advancement belonging to any present or former officer or director of Forte, and (iii) the claims asserted or any defenses thereto in the Texas Action.

4.   Plaintiff’s and the Settlement Class’s Released Claims and Defendants’ Released Claims are referred to collectively as the “Released Claims.”

5.   The foregoing releases extend to any Unknown Claims, meaning any claims the Releasing Parties do not know or suspect to exist at the time of the releases, which, if known, might have affected his, her, or its decision to settle with and release the Released Parties, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those claims in which some or all of the facts comprising the claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims, the Parties agree that upon the Effective Date, the Parties expressly waive the provisions, rights, and benefits conferred by or under California Civil Code Section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

6.   The foregoing releases are not intended to release and shall not be deemed to release any rights or obligations of the Parties created by this Stipulation.

CONDITIONS OF THE SETTLEMENT

7.   The Settlement was preceded by extensive litigation between the Parties in the Action, including briefing on dispositive and discovery motions, written discovery, and document productions. Accordingly, in determining to enter into this Settlement, Plaintiff believes it was sufficiently informed of the circumstances and terms of its proxy contest, the Private Placement, and the 2023 annual meeting, and all other challenged conduct, actions, and events that are the subject to the Action, to determine whether the Settlement was in the best interests of the Company, the members of the Class, and the Company’s stockholders.

8.   This Stipulation shall be terminated, and shall be void and of no force and effect, unless otherwise agreed to by the Parties pursuant to the terms hereof, if (i) any Party exercises a right to terminate the Settlement pursuant to the terms of this Stipulation; or (ii) the Settlement does not obtain Final Court Approval (defined below). If this Stipulation is terminated, this Stipulation and the Settlement shall be void and of no effect, and this Stipulation shall not be deemed to prejudice in any way the positions of any Party in the Action. In such event, and consistent with the applicable evidentiary rules, neither this Stipulation nor any of its contents, nor the existence of this Stipulation, shall be admissible in evidence or shall be referred to for any purpose in the Action or in any other proceeding, except in connection with any claim for breach of this Stipulation or as otherwise specifically provided herein.

9.   The Settlement (other than the obligations in Paragraphs 2(a) and (b) of this Stipulation) shall be void and of no force and effect if the terms of the Settlement, except for the Fee and Expense Application (defined below), do not receive Final Court Approval (defined below), in which case the Parties shall revert to their litigation positions prior to entering into this Stipulation. For the avoidance of doubt, the Parties agree that approval of the Fee and Expense Application (defined below) by the Court is not a condition precedent to the Settlement or Final Court Approval thereof.

10.  In the event that any final injunction, decision, order, judgment, determination, or decree is entered or issued by any court or governmental entity prior to Final Court Approval (defined below) of this Stipulation and the Settlement embodied herein that would make consummation of the Settlement in accordance with the terms of this Stipulation unlawful or that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, the Parties each reserve the right to withdraw from and to terminate the Settlement. In addition, in the event that any preliminary or temporary injunction, decision, order, determination, or decree (an “Interim Order”) is entered or issued by any court or governmental entity prior to Final Court Approval (defined below) of this Stipulation and the Settlement that would restrain, prevent, enjoin, or otherwise prohibit consummation of the Settlement, then, notwithstanding anything herein to the contrary, the Parties shall have no obligation to consummate the Settlement unless and until such Interim Order expires or is terminated or modified in a manner such that consummation of the Settlement in accordance with the terms of this Stipulation would no longer be restrained, prevented, enjoined, or otherwise prohibited.

11.  The Settlement shall be conditioned upon (i) entry of the Order and Final Judgment by the Court in the form attached as Exhibit C, or as substantially modified by written consent of the Parties or the Court, which shall release any and all Released Claims (the “Judgment”); and (ii) the Judgment becoming final following Final Court Approval (defined below).

12.  “Final Court Approval” of the Settlement means that the Court has approved the Settlement in accordance with the Stipulation and entered the Judgment, and such Judgment is finally affirmed on appeal or is no longer subject to appeal, and the time for any petition for re-argument, appeal, or review has expired. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses.

13.  The “Effective Date” of the Settlement shall be the first date by which the Court has entered the Judgment and such Judgment has received Final Court Approval.

14.  Notwithstanding anything to the contrary in this Stipulation, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses and/or an incentive award payable to Plaintiff shall not in any way delay the Judgment from becoming final or the Effective Date of the Settlement.

SUBMISSION AND APPLICATION TO THE COURT

15.  Within one (1) day of the execution of this Stipulation on behalf of all Parties, the Parties shall submit this Stipulation together with its exhibits to the Court, and the Parties shall apply jointly for entry of an order (the “Scheduling Order”), substantially in the form attached hereto as Exhibit A, providing for, among other things: (i) approval of the form and content of the proposed Notice of the Settlement (defined below); and (ii) a date for the final settlement hearing (the “Settlement Hearing”). At the Settlement Hearing, the Parties shall jointly request that the Judgment be entered substantially in the form attached as Exhibit C.

NOTICE

16.  The Company shall be responsible for providing Notice of the Settlement to Company stockholders and all members of the Class in the form and manner directed by the Court (when approved by the Court, the “Notice”), substantially in the form attached hereto as Exhibit B. The Company shall cause to be paid all costs and expenses incurred in providing the Notice, including any costs and expenses associated with any additional copies of the Notice requested by record holders of the Company’s common stock (whether for the purpose of providing the Notice to beneficial owners or otherwise).

INTERIM INJUNCTION

17.  Subject to an order of the Court, pending final determination of whether the Settlement should be approved, the Parties shall be barred and enjoined, to the maximum extent permitted under law, from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any of the Released Claims as defined herein, either directly, representatively, derivatively, or in any other capacity, and all pending deadlines in any and all such actions shall be suspended.

ATTORNEYS’ FEES AND EXPENSES

18.  Camac intends to petition the Court for an award of attorneys’ fees and expenses in connection with investigating and prosecuting the claims asserted in the Action (the “Fee and Expense Application”). Any attorneys’ fees and expenses awarded by the Court shall be paid by or on behalf of Defendants and/or their insurers in an aggregate amount not to exceed $1,700,000.00 (U.S. Dollars) (the “Fee and Expense Reimbursement”).

19.  Plaintiff’s counsel’s Fee and Expense Application is not the subject of any agreement among Plaintiff and Defendants other than what is set forth in this Stipulation. Defendants agree that they will not object to or otherwise take any position on the Fee and Expense Application so long as the Fee and Expense Application seeks an award or reimbursement in an amount no greater than as set forth in the preceding Paragraph.

20.  An award of attorneys’ fees or expenses to Plaintiff or Plaintiff’s counsel is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither Plaintiff nor Plaintiff’s counsel may cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling on attorneys’ fees or expenses.

21.  Except as provided in this Stipulation, the Defendant Releasors and the Company shall bear no other expenses, costs, damages, or fees alleged or incurred by any of Plaintiff’s counsel, or by any attorneys, experts, advisors, agents, or representatives of Plaintiff, any Forte stockholder, or any Class member in connection with the Action, the Released Claims, or the Settlement. The Plaintiff and Settlement Class Releasors shall bear no expenses, costs, damages, or fees alleged or incurred by any Defendant, or by any of any of Defendants’ attorneys, experts, advisors, agents, or representatives in connection with the Action, the Released Claims, or the Settlement.

TERMINATION

22.  Prior to the Effective Date, each Party shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so, through counsel, to all other Parties hereto within thirty (30) calendar days of: (a) the Court’s final refusal to enter the Scheduling Order; (b) the Court’s refusal to approve (including at the Settlement Hearing) the Settlement or any material part thereof; (c) the Court’s refusal to enter the Judgment in any material respect or to dismiss the Action with prejudice; or (d) the date upon which an order vacating, modifying, revising, or reversing the Judgment becomes final.

23.  In the event that the Settlement is terminated pursuant to the terms of this Stipulation or the Effective Date of the Settlement otherwise fails to occur, then: (i) this Stipulation, and the Settlement, including without limitation the releases described above, shall be void; (ii) the fact of the Settlement shall not be admissible in any trial of the Action; (iii) the Parties shall be deemed to have returned to their respective litigation positions in the Action immediately prior to the date of execution of the Stipulation; and (iv) the Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered.

ENTIRE AGREEMENT

24.  This Stipulation and its exhibits constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all written or oral communications, agreements, or understandings that may have existed prior to the execution of this Stipulation. No representations, warranties, or statements of any nature whatsoever, whether written or oral, have been made to or relied upon by any Party concerning this Stipulation or its exhibits, other than the representations, warranties, and covenants expressly set forth in such documents.

CONSTRUCTION

25.  This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any Party on the ground that the Party or its counsel drafted this Stipulation.

26.  Headings have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

GOVERNING LAW; CONTINUING JURISDICTION

27.  This Stipulation and the Settlement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to Delaware’s principles governing choice of law. The Parties irrevocably and unconditionally (i) consent to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware for any litigation arising out of or relating in any way to this Stipulation or the Settlement (or if subject-matter jurisdiction is lacking, to the Superior Court of the State of Delaware); (ii) agree that any dispute arising out of or relating in any way to this Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than any such court; (iii) waive any objection to the laying of venue of any such litigation in any such court; (iv) agree not to plead or claim in any such court that such litigation brought therein has been brought in any inconvenient forum; and (v) expressly waive any right to demand a jury trial as to any such dispute.

AMENDMENTS

28.  This Stipulation may be modified or amended only by a writing, signed by each of the Parties (or their duly authorized counsel), that refers specifically to this Stipulation.

SETTLEMENT NOT AN ADMISSION

29.  The provisions contained in the Settlement and this Stipulation shall not be deemed a presumption, concession, or admission by any Party to this Stipulation of any fault, liability, or wrongdoing, or any infirmity or weakness of any claim or defense, as to any facts or claims (including the Released Claims) that have been or might be alleged or asserted in the Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as permitted by applicable court rules and rules of evidence.

MISCELLANEOUS PROVISIONS

30.  All the exhibits to this Stipulation are incorporated by reference as though set forth fully herein. Notwithstanding the foregoing, if there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of the Stipulation shall prevail.

31.  If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of FedEx or email transmission, with confirmation of receipt.

Notice shall be provided as follows:

If to Plaintiff or Plaintiff’s Counsel:	If to Defendants or Defendants’ Counsel:

Meluney Alleman & Spence, LLC	Wilson Sonsini Goodrich & Rosati, P.C.
Attn: William M. Alleman, Jr.	Attn: Brad D. Sorrels
1143 Savannah Road, Suite 3-A	Shannon E. German
Lewes, DE 19958	222 Delaware Avenue, Suite 800
bill.alleman@maslawde.com	Wilmington, DE 19801
bsorrels@wsgr.com
Morris Kandinov LLP	sgerman@wsgr.com
Attn: Aaron T. Morris
305 Broadway, 7th Floor
New York, NY 10007
aaron@moka.law

BINDING EFFECT

32.  This Stipulation shall be binding upon and inure to the benefit of the Parties hereto and their respective agents, executors, heirs, successors, and assigns.

COUNTERPARTS

33.  This Stipulation may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed to be an original but all of which together shall constitute one and the same instrument.

AUTHORITY

34.  This Stipulation will be executed by counsel for each of the Parties, each of whom represents and warrants that they have the authority from their respective client(s) to enter into this Stipulation and bind their clients hereto.

NO WAIVER

35.  Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such Party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other Party. No waiver, express or implied, by any Party of any breach or default in the performance by the other Party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

CONFIDENTIALITY

36.  Plaintiff, Defendants, and their respective counsel agree, to the extent permitted by law, that all agreements relating to the confidentiality of information made before and during the course of the Action shall survive this Stipulation. The parties agree that all non-public information relating to Forte and its business, including the development of FB-102, shall be deemed the confidential information of Forte and shall be kept confidential.

IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, as of the date last set forth below.

[Signatures follow on next page.]

FOR PLAINTIFF AND THE CLASS:	FOR DEFENDANTS:

/s/ William M. Alleman, Jr.	/s/ Shannon German
By: William M. Alleman, Jr.	By: Shannon E. German
Meluney Alleman & Spence, LLC	Wilson Sonsini Goodrich & Rosati, P.C.
1143 Savannah Road, Suite 3-A	222 Delaware Avenue, Suite 800
Lewes, DE 19958	Wilmington, DE 19801

/s/ Aaron T. Morris	Attorneys for Defendants Paul Wagner, Lawrence Eichenfield, Barbara Finck, Donald Williams, Stephen Doberstein, Steven Kornfeld, Scott Brun, David Gryska, and Nominal Defendant Forte Biosciences, Inc.
By: Aaron T. Morris
Morris Kandinov LLP
Attn: Aaron T. Morris
305 Broadway, 7th Floor
New York, NY 10007

Attorneys for Plaintiff Camac Fund, LP	Dated: June 11, 2024

Dated: June 11, 2024

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